UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

SEFE, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-51842	20-1763307
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Sterling Dr.
Boulder, CO	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 444-0584

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On June 11, 2012 (“Issuance Date”), Riverbend, LLC (“Riverbend”) purchased, and the Registrant issued, a Debenture in the amount of $200,000, with warrants attached to purchase up to 50,000 shares of the Registrant’s common stock.  The Debenture will accrue interest on the unpaid principal balance at the rate of eight percent (8%) per year (computed on the basis of a 365-day year and the actual days elapsed) until paid in full.  The Registrant shall have the option to repay the entire principal amount and all accrued interest at any time on or before the Due Date.  All principal and interest accrued thereupon shall be due and payable on or before June 13, 2013.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On June 11, 2012, in connection with the Debenture referenced in Item 2.03, above, the Registrant issued warrants to Riverbend to purchase up to 50,000 shares of the Registrant’s common stock at an exercise price of $1.00 per share.  The warrants may be exercised up to five years from the Issuance Date.

The issuance of the shares to SEFE and the Holders was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The recipient of the shares is a sophisticated investor who is familiar with the Registrant and its management and took the shares for investment without a view to distribution or resale.  All certificates issued contained a restrictive legend thereon.

ITEM 9.01 EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

10.1	Debenture Agreement
10.2	Common Stock Purchase Warrant
10.3	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEFE, INC.
(Registrant)

Signature	Title	Date

/s/ Donald C. Johnston	Chief Executive Officer	June 13, 2012
Donald C. Johnston

/s/ Donald C. Johnston	Chief Financial Officer	June 13, 2012
Donald C. Johnston